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                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                  A TRUSTEE PURSUANT TO SECTION 305(b)(2). . .


                         ---------------------------

                              THE BANK OF NEW YORK
              (Exact Name of Trustee as Specified in its Charter)

                NEW YORK                                13-5160382
         (State of Incorporation                     (I.R.S. Employer
         if not a National Bank)                    Identification No.)

      48 WALL STREET, NEW YORK, NY                         10286
(Address of Principal Executive Offices)                 (Zip Code)


                         ---------------------------

                               IMPSAT CORPORATION
              (Exact Name of Obligor as Specified in its Charter)

                DELAWARE                                53-1910372
     (State or other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                Identification No.)
           ALFEREZ PAREJA 256                         NOT APPLICABLE
     (1107) BUENOS AIRES, ARGENTINA                     (Zip Code)
(Address of Principal Executive Offices)

                         ---------------------------

                        12 3/8% SENIOR NOTES DUE 2008
                      (TITLE OF THE INDENTURE SECURITIES)


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1.       GENERAL INFORMATION.  Furnish the following information as to the
         Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         ---------------------------------------------------------------------------------------------
                          Name                                               Address
         ---------------------------------------------------------------------------------------------

         Superintendent of Banks of the                             2 Rector Street, New
             State of New York                                           York, NY 10006 and
                                                                         Albany, NY  12203

         Federal Reserve Bank of New York                           33 Liberty Plaza, New
                                                                         York, NY  10045

         Federal Deposit Insurance                                  550 17th Street, N.W.
             Corporation                                                  Washington, D.C.  20429

         New York Clearing House                                    New York, New York
             Association

         (b)     Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 4.)

16.      LIST OF EXHIBITS.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

                 1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1, filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)





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                 4.       A copy of the existing By-Laws of the Trustee.
                          (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

                 6. The consent of the Trustee required by section 321(b) of the Act.

                 7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.





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



                                      NOTE

         Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.




                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 14th day of July, 1998.

                                           THE BANK OF NEW YORK



                                           By      /s/ Thomas Tabor
                                              ---------------------------------
                                                   Assistant Vice President





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                                                                       Exhibit 6



                               CONSENT OF TRUSTEE

                 Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue of 12 3/8% Senior Notes due 2008 by IMPSAT Corporation, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                           THE BANK OF NEW YORK



                                           By      /s/ Thomas Tabor
                                              ---------------------------------
                                                   Assistant Vice President

Dated:  July 14, 1998





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                                                                       EXHIBIT 7


                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                     Dollar Amounts
ASSETS                                                                               in Thousands

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin ...........................   $  7,769,502
     Interest-bearing balances ....................................................      1,472,524
Securities:
     Held-to-maturity securities ..................................................      1,060,234
     Available-for-sale securities ................................................      3,048,199
Federal funds sold and Securities purchased under agreements to resell ............      3,193,800
Loans and lease financing receivables:
     Loans and leases, net of unearned income .........................  35,352,045
     LESS: Allowance for loan and lease losses ........................     625,042
     LESS: Allocated transfer risk reserve ............................         429
     Loans and leases, net of unearned income, allowance, and
       reserve ....................................................................     34,726,574
Assets held in trading accounts ...................................................      1,611,096
Premises and fixed assets (including capitalized leases) ..........................        678,729
Other real estate owned ...........................................................         22,460
Investments in unconsolidated subsidiaries and associated companies ...............        209,959
Customers' liability to this bank on acceptances outstanding ......................      1,357,731
Intangible assets .................................................................        720,883
Other assets ......................................................................      1,627,267
                                                                                      ------------
Total assets ......................................................................   $ 57,514,958
                                                                                      ============

LIABILITIES
Deposits:
     In domestic offices ..........................................................   $ 26,875,596
     Noninterest-bearing ..............................................  11,213,657
     Interest-bearing .................................................  15,661,939
     In foreign offices, Edge and Agreement subsidiaries, and IBFs ................     16,334,270
     Noninterest-bearing ..............................................     596,369
     Interest-bearing .................................................  15,737,901
Federal funds purchased and Securities sold under agreements to
  repurchase ......................................................................      1,583,157
Demand notes issued to the U.S. Treasury ..........................................        303,000
Trading liabilities ...............................................................      1,308,173
Other borrowed money:
     With remaining maturity of one year or less ..................................      2,383,570
     With remaining maturity of more than one year through three years ............              0
     With remaining maturity of more than three years .............................         20,679
Bank's liability on acceptances executed and outstanding ..........................      1,377,244
Subordinated notes and debentures .................................................      1,018,940
Other liabilities .................................................................      1,732,792
                                                                                      ------------
Total liabilities .................................................................   $ 52,937,421
                                                                                      ============

EQUITY CAPITAL
Common stock ......................................................................      1,135,284
Surplus ...........................................................................        731,319
Undivided profits and capital reserves ............................................      2,721,258
Net unrealized holding gains (losses) on available-for-sale securities ............          1,948
Cumulative foreign currency translation adjustments ...............................   (     12,272)
                                                                                      ------------
Total equity capital ..............................................................      4,577,537
                                                                                      ------------
Total liabilities and equity capital ..............................................   $ 57,514,958
                                                                                      ============

     I, Robert E. Kellman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Kellman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Renyl     )
     J. Carter Bacot     )    Directors
     Alan R. Griffith    )
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